THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE MAY NOT BE SOLD, ASSIGNED
OR TRANSFERRED.   AT THE TIME OF ISSUANCE OF THIS WARRANT CERTIFICATE, NEITHER
THE RIGHTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE ISSUER OF THIS WARRANT CERTIFICATE INTENDS TO REGISTER THE SHARES ISSUABLE UPON THE EXERCISE HEREOF WITH THE SECURITIES AND EXCHANGE COMMISSION. UPON THE EFFECTIVENESS OF SUCH REGISTRATION, THE ISSUER SHALL ISSUE TO THE HOLDER NAMED BELOW A REPLACEMENT WARRANT CERTIFICATE FREE OF THIS LEGEND WITH RESPECT TO THE SHARES ISSUABLE UPON THE EXERCISE HEREOF. UNTIL SUCH REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE, SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN WHOLE OR IN PART EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                     WESTERN PACIFIC AIRLINES, INC.
                    Warrant to Purchase Common Stock
This Warrant Certificate certifies that Hunt Petroleum of Texas, Inc., a Delaware corporation ("Hunt") is the registered holder of 1,325,000 warrants (the "Warrants") to purchase shares of Common Stock, $0.001 par value per share (the "Shares"), of WESTERN PACIFIC AIRLINES, INC., a Delaware corporation (the "Company"), on the terms and subject to the conditions set forth below. Upon the vesting of such Warrant pursuant to the terms hereof, and subject to adjustment as provided herein, each Warrant entitles Hunt, upon exercise, to receive from the Company one share (the "Conversion Ratio") of fully paid, nonassessable Common Stock of the Company for $0.01 per share (the "Warrant Exercise Price"). The Warrants represented by this Warrant Certificate are issued to Hunt pursuant to that certain Stock Purchase Agreement (the "Agreement") dated as of January 31, 1997 among the Company, Hunt and GFI Company, a Nevada corporation, providing for the purchase by Hunt of shares of the Company's Series B Preferred Stock, par value $0.001 per share (the "Preferred Stock").

DEFINITIONS

SECTION 1. Definitions. The following words and terms as used in this Warrant Certificate shall have the following meanings:

"Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

"Board" means the Board of Directors of the Company.


"Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or required by executive order to be closed.

"Common Stock", when used with reference to stock of the Company, means all shares now or hereafter authorized of any class of the common stock of the Company.

"Convertible Securities" shall mean any securities issued by the Company after the date hereof which are convertible into, or exchangeable for, directly or indirectly, shares of Common Stock.

"Person" means a domestic or foreign individual or corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

  "Registration Statement" means a registration statement filed or to be filed by the Company under the Securities Act.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as the same may be amended from time to time, and the regulations thereunder.
"Trading Day" shall mean any day on which NASDAQ is open for trading on a regular basis.

"Year One Warrants" shall have the meaning set forth in Section 2(a) hereof.

"Year Two Warrants" shall have the meaning set forth in Section 2(b) hereof.

"Year Three Warrants" shall have the meaning set forth in Section 3(b) hereof.

SECTION 2. Vesting of Warrants.

a. Year One Warrants. 272,239 of the Warrants (the "Year One Warrants") shall vest and become exercisable as follows: (i) fifty percent (50%) of the Year One Warrants shall vest and be exercisable immediately on the date hereof; and
(ii) if any of the shares of Preferred Stock originally purchased by Hunt remain outstanding on December 1, 1997, the following percentage of the Year One Warrants shall vest and become exercisable: fifty percent (50%) of the Year One Warrants multiplied by a fraction, the numerator of which is equal to the number of shares of Preferred Stock originally purchased by Hunt pursuant to the terms of the Agreement which continue to be outstanding on December 1, 1997, and the denominator of which is equal to 100,000. Any Year One Warrants which do not vest as of December 1, 1997 pursuant to the foregoing formula shall be forfeited and be of no further force and effect.

b. Year Two Warrants. Each day during the period from May 1, 1998 through April 30, 1999, the following amount of 453,757 of the Warrants (the "Year Two Warrants") shall vest and become exercisable: (x) 453,757, multiplied by (y) a fraction, the numerator of which is equal to the number of shares of Preferred Stock originally purchased by Hunt pursuant to the terms of the Agreement which continue to be outstanding on such day, and the denominator of which is equal to 100,000, divided by (z) 365. Any Year Two Warrants which do not vest as of April 30, 1999 pursuant to the foregoing formula shall be forfeited and be of no further force and effect.

c. Year Three Warrants. Each day during the period from May 1, 1999 though April 30, 2000, the following amount of 599,004 of the Warrants (the "Year Three Warrants") shall vest and become exercisable: (x) 599,004, multiplied by
(x) a fraction, the numerator of which is equal to the number of shares of Preferred Stock originally purchased by Hunt pursuant to the terms of the Agreement which continue to be outstanding on such day, and the denominator of which is equal to 100,000, divided by (iii) 365. Any Year Three Warrants which do not vest as of April 30, 2000 pursuant to the foregoing formula shall be forfeited and be of no further force and effect.

SECTION 3. Termination of Warrant.   Except as otherwise provided herein,
(a) any portion of the Warrants which fails to vest and become exercisable pursuant to Section 2 hereof shall terminate as of the date of such failure; and (b) any portion of the Warrants which vests and becomes exercisable shall terminate if such portion of the Warrants has not been exercised by Hunt prior to April 30, 2003.

SECTION 4. Exercise of Warrant. Subject to the terms and conditions hereof, including, without limitation, the vesting terms set forth above, any vested portion of the Warrants may be exercised in whole or in part at any time during the Company's normal business hours; provided, however, that if the Company reasonably believes that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is required prior to the exercise of such Warrants, the Company shall not be required to honor any exercise of the Warrants until such filing has been made and the waiting period thereunder has expired or been terminated. Subject to the terms and conditions hereof, the vested portion of the Warrants may be exercised by Hunt by (i) delivery of a written notice, in the form of the Subscription Notice attached as Exhibit A hereto, (ii) payment by Hunt to the Company of an amount equal to the Warrant Exercise Price times the number of Warrants so exercised (plus any applicable issue or transfer taxes) in cash or by certified or official bank check in immediately available funds, provided however, that Hunt may not exercise any portion of the vested Warrants more than once in any calendar month without the prior written consent of the Chief Executive Officer of the Company, (iii) the surrender of this Warrant Certificate, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to Hunt) and (iv) delivery to the Company by Hunt of a letter in the form of Exhibit B hereto. If, at the time of exercise, Hunt has not elected to exercise all Warrants that have vested or that could vest in the future pursuant to the terms of this Warrant Certificate, upon the Company's receipt of each of the documents referred to in this Section 4, in addition to the issuance of a stock certificate representing the Shares issuable upon exercise of the Warrants, the Company shall issue a new Warrant Certificate to Hunt, on the same terms as set forth herein, representing the remaining number of Warrants which have vested and not expired pursuant to the terms of this Warrant Certificate or may vest in the future pursuant to terms of this Warrant Certificate, together with a schedule setting forth the number of such remaining Warrants. Fractional shares of Common Stock shall not be issued upon the exercise of the Warrants.
 In lieu thereof, the Company shall pay Hunt cash in an amount equal to such fractional share interest multiplied by the closing price of a share of Common Stock as of the date of exercise.

SECTION 5. Covenants as to Common Stock. The Company covenants and agrees that all Shares which may be issued upon the exercise of the vested portion of the rights represented by this Warrant Certificate will, upon issuance and payment of the Warrant Exercise Price applicable to such Shares, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the vested portion of this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the vested portion of this Warrant Certificate and that the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

SECTION 6. Reorganization, Reclassification, Issuance of Additional Shares of Common Stock, Etc. (a) In case of any capital reorganization, or of any reclassification of the capital stock, of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination) or in case of the consolidation or merger of the Company with or into any other corporation or entity (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in the Common Stock being changed into or exchanged for stock or other securities or property of any other person), or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, this Warrant Certificate shall, after such capital reorganization, reclassification of capital stock, consolidation, merger or sale, entitle Hunt to purchase the kind and number of shares of stock or other securities or property of the Company, or of the corporation or entity resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder hereof would have been entitled if it had held the Common Stock issuable upon the exercise hereof immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of Hunt hereunder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number or class of shares purchasable upon the exercise of this Warrant Certificate) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets shall assume by written instrument executed and mailed or delivered to Hunt at the address of Hunt appearing on the books of the Company, the obligation to deliver to Hunt such shares of stock, securities or assets as, in accordance with the foregoing provisions, Hunt may be entitled to purchase.

SECTION 7. Antidilution Provisions.

a. The Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 7. For purposes of this Section 7, the term "Common Stock" includes the Shares and any other class of equity interest in the Company having no preference over the Shares as to distributions which may be authorized in the future by an amendment to the Company's Charter.

b. In case the Company shall, at any time after the date this Warrant Certificate was first issued, with respect to all of the holders of its outstanding Common Stock (i) declare a dividend on the outstanding Common Stock payable in shares or rights to acquire shares of its Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation but excluding the events set forth in
Section 6 hereof or the issuance of shares of Common Stock by the Company in connection with a merger when the Company is the surviving corporation of the Merger and no such reclassification of the Common Stock has occurred), then, in each case, the Conversion Ratio and the number of Shares issuable upon exercise of this Warrant Certificate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that Hunt after such time shall be entitled to receive the aggregate number and kind of Shares which, if this Warrant Certificate had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, sub-division, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

c. Irrespective of any adjustments in the Conversion Ratio, the Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant Certificate.

SECTION 8. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of shares of Common Stock upon any exercise, in whole or part, of this Warrant Certificate.

SECTION 9. Warrant Holder Not Deemed a Shareholder. No holder, as such, of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the holder of this Warrant Certificate of the Shares which he is then entitled to receive upon the due exercise of this Warrant Certificate.

SECTION 10. No Limitation on Corporate Action. No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer, all or any part of its property or assets, or the exercise or any other of its corporate rights and powers.

SECTION 11. Not Transferable. This Warrant Certificate and the Warrants represented hereby are not transferable to any other person.

SECTION 12. Lost, Stolen, Mutilated or Destroyed Warrant Certificate. If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall, on such term as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the Warrant Certificate so lost, stolen, mutilated or destroyed.

Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

SECTION 13. Notices. All notices and other communications under this Warrant Certificate shall (a) be in writing, (b) be sent by (i) registered or certified mail, postage prepaid, return receipt requested, (ii) telecopier, or
(iii) delivered by hand, (c) be given at the following respective addresses and telecopier and telephone number and to the attention of the following persons:

(i) if to the Company, to it at:

Western Pacific Airlines, Inc.
2864 Circle Drive
Suite 1100
Colorado Springs, Colorado  80906

Telecopier No.: (719) 527-7259
Telephone No.: (719) 527-7421

Attention: Chief Executive Officer.

with a copy to:

D'Ancona & Pflaum
30 North LaSalle Street
Suite 2900
Chicago, Illinois  60602

Telecopier No.: (312) 580-0923
Telephone No.: (312) 580-2111

Attention: Allan J. Reich

(ii) if to Hunt:

Hunt Petroleum of Texas, Inc.
c/o Hunt Petroleum Corporation
1601 Elm, 50th Floor
Dallas, Texas  75201

Telecopier No.: (214) 922-1060
Telephone No.: (214) 922-1000

Attention: Mr. Ivan Irwin, Jr., Vice Chairman

with a copy to:

Vinson & Elkins
3700 Trammell Crow Center
2001 Ross Avenue
Dallas, TX 75201-2975
Telecopier No.: (214) 220-7716
Telephone No.: (214) 220-7700

Attention: Derek McClain, Esq.

or at such other address or telecopier or telephone number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address", and (d) be effective or deemed delivered or furnished (i) if given by mail, on the third Business Day after such communication is deposited in the mail, addressed as above provided, (ii) if given by telecopier, when such communication is transmitted to the appropriate number determined as above provided in this Section 13, (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided, except that notices of a change of address, telecopier or telephone number, shall not be deemed furnished until received. The Company shall provide Hunt with at least ten (10) days prior written notice of any record date relating to the declaration of dividends on shares of Common Stock.

SECTION 14. Judicial Proceedings. Any judicial proceeding brought against the Company with respect to this Warrant Certificate may be brought in any court of competent jurisdiction in the State of Delaware, and, by execution and delivery of this Warrant Certificate, the Company (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to the bound by any final and nonappealable judgment rendered thereby in connection with this Warrant Certificate and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. The Company hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 13, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the holder to serve process in any other manner permitted by law or shall limit the right of the holder to bring proceedings against the Company in the courts of any other jurisdiction. Any judicial proceeding by the Company against the holder involving, directly or indirectly, any matter in any way arising out of, related to, or connected with the holder shall be brought only in a court located in the State of Delaware. The Company and the holder hereby waive trial by jury in any judicial proceeding to which the Company and the holder are both parties involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Warrant Certificate.

SECTION 15. Miscellaneous. (a) This Warrant Certificate and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

(b) The headings in this Warrant Certificate are for purposes of reference only and shall not limit or otherwise affect the meaning hereof

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers as of the ___ day of __________, 1997.

WESTERN PACIFIC AIRLINES, INC.


By: _____________________________
Name:
Title:
ATTEST:

BY: ____________________________
Secretary

 EXHIBIT A


SUBSCRIPTION FORM


TO BE EXECUTED BY THE REGISTERED HOLDER IF HE DESIRES
TO EXERCISE THIS WARRANT





The undersigned hereby exercises the right to purchase __________ of the Shares covered by this Warrant Certificate according to the conditions thereof and herewith makes payment of the Warrant Exercise Price of such Shares, in full.

[HOLDER]


By: __________________________________
Title:

[Address]

Dated: ____________________  19__


 EXHIBIT B

Western Pacific Airlines, Inc.
2864 Circle Drive
Suite 1100
Colorado Springs, Colorado  80906
Attention:____________________

Re: Exercise of Warrant Certificate, dated

Ladies & Gentlemen:

In connection with the undersigned's purchase of Common Stock of Western Pacific Airlines, Inc. upon exercise of a Warrant Certificate therefor, the undersigned confirms and agrees as follows:

1. The undersigned has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the shares of Common Stock.

2. The undersigned understands that it is purchasing the shares of Common Stock pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or any state securities or Blue Sky laws.

3. The undersigned is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act.

4. The undersigned agrees that it will not offer, sell, transfer or exchange such shares of Common Stock, except in accordance with the registration requirements under the Act or pursuant to an available exemption therefrom.

If administrative or legal proceedings are commenced or threatened in connection with which this notice is or would be relevant, the undersigned irrevocably authorizes Western Pacific Airlines, Inc. to produce this notice or a copy thereof to any interested party in such proceedings.

Date:
         [PURCHASER]


By: _____________________________________
     Title: